Exhibit 3(i)

                          AMENDED AND RESTATED
                       ARTICLES OF INCORPORATION
                                   OF
             THE NATIONAL BANK OF INDIANAPOLIS CORPORATION


         The undersigned officer of The National Bank of Indianapolis Corporation (hereinafter referred to as the "Corporation") pursuant to the provisions of the Indiana Business Corporation Law, as amended, executes the following Amended and Restated Articles of Incorporation:


                               ARTICLE I
                                  Name

         The name of the Corporation is The National Bank of Indianapolis Corporation.


                               ARTICLE II
                      Registered Office and Agent

         The street address of the Registered Office of the Corporation is One Indiana Square, Suite 2800, Indianapolis, Indiana 46204 and the name of the Corporation's initial Registered Agent at that office is John W. Tanselle.


                              ARTICLE III
                           Authorized Shares

         Section 1. Number of Shares. The total number of shares of capital stock which the Corporation has authority to issue is 2,000,000 shares.

         Section 2. Terms of Shares. All the authorized shares shall be designated as "Common Stock", and each share of Common Stock shall be equal to every other share of Common Stock. Except as otherwise provided in these Articles of Incorporation, each share of Common Stock shall participate equally in all earnings and profits of the Corporation and on distribution of assets, either on dissolution, liquidation or otherwise. The Common Stock is entitled to distributions and dividends as and when declared by the Board of Directors out of the funds of the Corporation legally available for the payment of dividends.

         Section 3. Voting Rights. Except as otherwise provided by these Articles of Incorporation, each holder of the Common Stock is entitled to vote on all matters presented to shareholders and shall be entitled on all matters, including election of directors, to one vote for each share of Common Stock registered in his or her name on the books of the Corporation.

                               ARTICLE IV
                               Directors

         Section 1. Number of Directors. The Board of Directors is composed of one (1) member. The number of directors may be changed from time to time by the By-Laws of the Corporation to any number. In the absence of a By-Law fixing the number of directors, the number shall be one (1).


         Section 2. Qualifications of Directors. Directors shall be residents of the State of Indiana. This Section 2 of Article IV shall not be altered, amended, or repealed except by the affirmative vote of the holders of outstanding shares of capital stock of the Corporation representing 80% or more of the votes entitled to be cast on such matter.

         Section 3. Powers of Directors. In addition to the powers and the authority granted by these Articles or by statute expressly conferred, the Board of Directors of the Corporation is hereby authorized to exercise all powers and to do all acts and things as may be exercised or done under the laws of the State of Indiana by a corporation organized and existing under the provisions of the Indiana Business Corporation Law and not specifically prohibited or limited by these Articles.

         Section 4. Terms of Directors. The Board of Directors shall be divided into three classes, designated as Class 1, Class 2 and Class 3, having as nearly an equal number of Directors in each class as possible, with the term of office of one class expiring each year. Additional directorships resulting from an increase in the number of Directors shall be apportioned among the classes as equally as possible.

         The initial term of office of Directors of Class 1 shall expire at the Annual Meeting of Shareholders in 1994, but not until their successors shall be elected and qualified; that of Class 2 shall expire at the Annual Meeting of Shareholders in 1995, but not until their successors shall be elected and qualified; and that of Class 3 shall expire at the Annual Meeting of Shareholders in 1996, but not until their successors shall be elected and qualified. Subject to the foregoing, at each annual meeting of shareholders the successors to the class of Directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors shall be elected and qualified.

         This Section 4 of Article IV shall not be altered, amended or repealed except by an affirmative vote of the holders of outstanding shares of capital stock of the Corporation representing 80% or more of the votes entitled to be cast on such matter.

         Section 5. Removal of Directors. Any Director may be removed from office at any time without cause by the affirmative vote of the holders of outstanding shares of capital stock of the Corporation representing 80% or more of the votes entitled to be cast on the election of Directors at a meeting of shareholders called for that purpose.

         Any Director may be removed from office with cause by the affirmative vote of the holders of capital stock of the Corporation representing a majority of the votes entitled to be cast on the election of Directors at a meeting of shareholders called for that purpose.
Cause for such removal shall be construed to exist only if:

         (a) The Director whose removal is proposed has been convicted, or where a Director has been granted immunity to testify where another has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; or

         (b) The Director has been adjudicated by a court of competent jurisdiction to be liable for reckless or willful misconduct in the performance of his duties to the Corporation in a matter of substantial importance to the Corporation and such adjudication is no longer subject to direct appeal.

         Such removal must be brought within one (1) year of the date that such conviction or adjudication is no longer subject to direct appeal.

         This Section 5 of Article IV shall not be altered, amended or repealed except by an affirmative vote of the holders of outstanding shares of capital stock of the Corporation representing 80% or more of the votes entitled to be cast on such matter.


                               ARTICLE V
                              Incorporator

         The name and post office address of the Incorporator of the Corporation is John W. Tanselle, One Indiana Square, Suite 2800,
Indianapolis, Indiana 46204.


                               ARTICLE VI
                 Provisions for Regulation of Business
                 and Conduct of Affairs of Corporation

         Section 1. By-Laws of the Corporation. The Board of Directors by a majority vote of the actual number of directors elected and qualified from time to time shall have the power, without the assent or vote of the shareholders, to make, alter, amend or repeal the By-Laws of the Corporation.


         Section 2.       Indemnification of Directors and Officers.

         (a) Definitions. For purposes of this Section, the following terms shall have the following meanings:

                 (1) "Liabilities" and "Expenses" shall mean monetary obligations incurred by or on behalf of a director or officer in connection with the investigation, defense or appeal of a Proceeding or in satisfying a claim thereunder and shall include, but shall not be limited to, attorneys' fees and disbursements, amounts of judgments, fines or penalties, excise taxes assessed with respect to an employee benefit plan, and amounts paid in settlement by or on behalf of a director or officer.

                 (2) "Other Enterprise" shall mean any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, whether for profit or not, for which a director or officer is or was serving, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent.

                 (3) "Proceeding" shall mean any claim, action, suit or proceeding (whether brought by or in the right of the Corporation or Other Enterprise or otherwise), civil, criminal, administrative or investigative, whether formal or informal, and whether actual or threatened or in connection with an appeal relating thereto, in which a director or officer may become involved, as a party or otherwise, (i) by reason of his being or having been a director or officer of the Corporation (and, if applicable, an officer, employee or agent of the Corporation) or a director, officer, partner, trustee, employee or agent of an Other Enterprise or arising out of his status as such, or (ii) by reason of any past or future action taken or not taken by a director or officer in any such capacity, whether or not he continues to be such at the time he incurs Liabilities and Expenses under the Proceeding.

                 (4) "Standard of Conduct" shall mean that a director or officer, based on facts then known to the director or officer, discharged the duties as a director or officer, including duties as a member of a committee, in good faith in what he reasonably believed to be in or not opposed to the best interests of the Corporation or Other Enterprise, as the case may be, and, in addition, in any criminal Proceeding had no reasonable cause to believe that his conduct was unlawful. The termination of any Proceeding, by judgment, order, settlement (whether with or without court approval) or conviction or upon a plea of guilty, shall not create a presumption that the director or officer did not meet the Standard of Conduct. The termination of any Proceeding by a consent decree or upon a plea of nolo contendere, or its equivalent, shall create the presumption that the director or officer met the Standard of Conduct.

         (b) Indemnification. If a director or officer is made a party to or threatened to be made a party to any Proceeding, the Corporation shall indemnify the director or officer against Liabilities and Expenses incurred by him in connection with such Proceeding in the following circumstances:

                 (1) If a director or officer has been wholly successful on the merits or otherwise with respect to any such Proceeding, he shall be entitled to indemnification for Liabilities and Expenses as a matter of right. If a Proceeding is terminated against the director or officer by consent decree or upon a plea of nolo contendere, or its equivalent, the director or officer shall not be deemed to have been "wholly successful" with respect to such Proceeding.

                 (2) In all other situations, a director or officer shall be entitled to indemnification for Liabilities and Expenses as a matter of right unless (i) the director or officer has breached or failed to perform his duties as a director or officer in compliance with the Standard of Conduct and (ii) with respect to any action or failure to act by the director or officer which is at issue in such Proceeding, such action or failure to act constituted willful misconduct or recklessness. To be entitled to indemnification pursuant to this Subparagraph b(2), the director or officer must notify the Corporation of the commencement of the Proceeding in accordance with Paragraph (e) and request indemnification. A review of the request for indemnification and the facts and circumstances underlying the Proceeding shall be made in accordance with one of the procedures described below; and the director or officer shall be entitled to indemnification as a matter of right unless, in accordance with such procedure, it is determined beyond a reasonable doubt that (i) the director or officer breached or failed to perform the duties of the office in compliance with the Standard of Conduct, and (ii) the breach or failure to perform constituted willful misconduct or recklessness. Any one of the following procedures may be used to make the review and determination of a director's or officer's request for indemnification under this Subparagraph b(2):

                          (A)  by the Board of Directors by a majority
                 vote of a quorum consisting of directors who are not parties to, or who have been wholly successful with respect to, such Proceeding;

                          (B) if a quorum cannot be obtained under (A) above, by a majority vote of a committee duly designated by the Board of Directors (in the designation of which, directors who are parties to such Proceeding may participate), consisting solely of two or more directors who are not parties to, or who have been wholly successful with respect to, such Proceeding; or

                          (C) by independent legal counsel selected by a majority vote of the full Board of Directors (in which selection, directors who are parties to such Proceeding may participate).

                          (D) by a committee consisting of three (3) or more disinterested persons selected by a majority vote of the full Board of Directors (in which selection, directors who are parties to such Proceeding may participate).

                 Any determination made in accordance with the above procedures shall be binding on the Corporation and the director or officer.


                 (3) If several claims, issues or matters of action are involved, a director or officer may be entitled to indemnification as to some matters even though he is not entitled to indemnification as to other matters.

                 (4) The indemnification herein provided shall be applicable to Proceedings made or commenced after the adoption of this Section, whether arising from acts or omissions to act which occurred before or after the adoption of this Section.

         (c) Prepaid Liabilities and Expenses. The Liabilities and Expenses which are incurred or are payable by a director or officer in connection with any Proceeding shall be paid by the Corporation in advance, with the understanding and agreement between such director or officer and the Corporation, that, in the event it shall ultimately be determined as provided herein that the director or officer was not entitled to be indemnified, or was not entitled to be fully indemnified, the director or officer shall repay to the Corporation such amount, or the appropriate portion thereof, so paid or advanced.

         (d) Exceptions to Indemnification. Notwithstanding any other provisions of this Section to the contrary, the Corporation shall not indemnify a director or officer:

                 (1) for any Liabilities or Expenses incurred in a suit against a director or officer for an accounting of profits allegedly made from the purchase or sale of securities of the Corporation brought pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and any amendments thereto or the provisions of any similar federal, state or local statutory law; or

                 (2) for any Liabilities and Expenses for which payment is actually made to or on behalf of a director or officer under a valid and collectible insurance policy, except in respect of any excess beyond the amount of payment under such insurance.

                 (3) for any Liabilities or Expenses incurred in a suit or claim against the director or officer arising out of or based upon actions attributable to the director or officer in which the director or officer gained any personal profit or advantage to which he was not legally entitled.

         (e) Notification and Defense of Proceeding. Promptly after receipt by a director or officer of notice of the commencement of any Proceeding, the director or officer will, if a request for indemnification in respect thereof is to be made against the Corporation under this Section, notify the Corporation of the commencement thereof; but the failure to so notify the Corporation will not relieve it from any obligation which it may have to the director or officer otherwise than under this Section. With respect to any such Proceeding as to which the director or officer notifies the Corporation of the commencement thereof:

                 (1)      the Corporation will be entitled to
         participate therein at its own expense; and

                 (2) except as otherwise provided below, to the extent that it may so desire, the Corporation, jointly with any other indemnifying party similarly notified, will be entitled to assume the defense thereof, with counsel reasonably satisfactory to the director or officer. After notice from the Corporation to the director or officer of its election to assume the defense of the director or officer in the Proceeding, the Corporation will not be liable to the director or officer under this Section for any legal or other Expenses subsequently incurred by the director or officer in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The director or officer shall have the right to employ counsel in such Proceeding, but the Expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the director or officer unless:

                          (A) the employment of counsel by the director or officer has been authorized by the Corporation;


                          (B)  the director or officer shall have
                 reasonably concluded that there may be a conflict of interest between the Corporation and the director or officer in the conduct of the defense of such Proceeding; or

                          (C)  the Corporation shall not in fact have
                 employed counsel to assume the defense of such Proceeding;


         in each of which cases the Expenses of counsel employed by the director or officer shall be paid by the Corporation. The Corporation shall not be entitled to assume the defense of any Proceeding brought by or in the right of the Corporation or as to which the director or officer shall have made the conclusion provided for in (B) above.

                 (3) The Corporation shall not be liable to indemnify a director or officer under this Section for any amounts paid in settlement of any Proceeding without the Corporation's prior written consent. The Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on a director or officer without the director or officer's prior written consent. Neither the Corporation nor a director or officer will unreasonably withhold its or his consent to any proposed settlement.

         (f) Other Rights and Remedies. The rights of indemnification provided under this Section are not exhaustive and shall be in addition to any rights to which a director or officer may otherwise be entitled by contract or as a matter of law. Irrespective of the provisions of this Section, the Corporation may, at any time and from time to time, indemnify directors, officers, employees and other persons to the full extent permitted by the provisions of the Indiana Business Corporation Law, or any successor law, as then in effect, whether with regard to past or future matters.

         (g) Continuation of Indemnity. All obligations of the Corporation under this Section shall survive the termination of a director's or officer's service in any capacity covered by this Section.

         (h) Insurance. The Corporation may purchase and maintain insurance on behalf of any director, officer or other person or any person who is or was serving at the request of the Corporation as a director, officer, partner, trustee or agent of an Other Enterprise against any liability asserted against such person and incurred by such person in any capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of applicable statutes, this Section or otherwise.

         (i) Benefit. The provisions of this Section shall inure to the benefit of each director or officer and his respective heirs, personal representatives and assigns and the Corporation, its successors and assigns.

         (j) Severability. In case any one or more of the provisions contained in this Section shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Section, but this Section shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

         Section 3.  Voting Rights on Certain Business Combinations.
The affirmative vote of the holders of outstanding shares of capital stock of the Corporation representing 80% or more of the votes entitled to be cast shall be required to approve any business combination (as hereinafter defined) which is not approved and recommended by the vote of at least eighty percent (80%) of the entire Board of Directors of the Corporation. All other business combinations shall require the affirmative vote of the holders of outstanding shares of capital stock of the Corporation representing a majority of the votes entitled to be cast. This Section 3 of Article VI shall not be altered, amended or repealed except by the affirmative vote of the holders of outstanding shares of capital stock of the Corporation representing 80% or more of the votes entitled to be cast on such matter, given at a shareholders meeting duly called for that purpose, on a proposal adopted and recommended by a vote of at least eighty percent (80%) of the entire Board of Directors of the Corporation.

         A "business combination" as utilized herein of this Article V shall include:

         (a) Any merger or consolidation of the Corporation with or into any other corporation;

         (b) Any sale, lease, exchange, pledge, transfer or other disposition, in one transaction or a series of transactions, of any material portion of the assets of the Corporation or any subsidiary thereof to or with any other corporation, person or entity; or

         (c) Any liquidation or dissolution of the Corporation or any material subsidiary thereof or adoption of any plan with respect thereto.

         Section 4. Consideration of Non-Financial Factors. In connection with the exercise of its judgment in determining what is in the best interest of the Corporation and shareholders when evaluating a business combination (as defined in Article VI, Section 3 above) or a tender or exchange offer, the Board of Directors of the Corporation shall, in addition to considering the adequacy of the amount to be paid in connection with any such transaction, consider all the following factors and any other factors which it deems relevant:

         (i) The social and economic effects of the transaction on the Corporation and its subsidiaries, employees, depositors, loan and other customers, creditors and other elements of the communities in which the Corporation and its subsidiaries operate or are located;

         (ii) The business and financial condition and earnings prospects of the acquiring person or persons, including, but not limited to, debt service and other existing or likely financial obligations of the acquiring person or persons, and the possible effect of such conditions upon the Corporation and its subsidiaries and the other elements of the communities in which the Corporation and its subsidiaries operate or are located; and

         (iii) The competence, experience and integrity of the acquiring person or persons and its or their management.

         This Section 4 of Article VI shall not be altered, amended or repealed except by the affirmative vote of the holders of outstanding shares of capital stock of the Corporation representing 80% or more of the votes entitled to be cast on such matter.

         Section 5. Business Combination Act. The Corporation shall be subject to and be governed by the provisions of the Business
Combinations Act, codified at Indiana Code Section 23-1-43, as amended from time to time.

                                                                  Exhibit 3(i)



                      ARTICLES OF AMENDMENT OF THE
                       ARTICLES OF INCORPORATION
                                   OF
             THE NATIONAL BANK OF INDIANAPOLIS CORPORATION

         The National Bank of Indianapolis Corporation (hereinafter referred to as the "Corporation"), existing pursuant to the Indiana Business Corporation Law, as amended ("IBCL"), desiring to give notice of corporate action effectuating the amendment of its Articles of Incorporation, hereby sets forth the following facts:


                               ARTICLE I
                               AMENDMENT

         SECTION 1: The date of incorporation of the Corporation is January 29, 1993.

         SECTION 2: The name of the Corporation following this amendment to the Articles of Incorporation is The National Bank of Indianapolis Corporation.

         SECTION 3: The exact text of Article III, Section 1 of the Corporation's Articles of Incorporation is now as follows:


                              ARTICLE III

                           AUTHORIZED SHARES

                          Section 1.  Number of Shares:

                 The total number of shares of capital stock which the Corporation has authority to issue is 3,000,000 shares.

         SECTION 4:  The date of adoption of the amendment set forth in
Section 3 above is May 18, 1995.


                               ARTICLE II
                      MANNER OF ADOPTION AND VOTE

         SECTION 1: At a meeting held on April 20, 1995, the Board of Directors of the Corporation unanimously adopted resolutions approving and submitting to a vote of the shareholders of the Corporation a proposed amendment to the Corporation's Articles of Incorporation.

         SECTION 2: The designation of stock held, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the Amendment and the number of votes of each voting group represented at the meeting or by unanimous consent are set forth as follows:

                                                                      Common
DESIGNATION OF EACH VOTING GROUP                     TOTAL             Stock
                                                   ---------------------------


Number of Outstanding Shares . . . . . . . . . .   1,414,787         1,414,787

Number of Votes Entitled to be Cast. . . . . . .   1,414,787         1,414,787

Number of Votes Represented at
Meeting or Resolutions Adopted
by Unanimous Written Consent
Without a Meeting  . . . . . . . . . . . . . . .     856,939           856,939

Shares Voted in Favor  . . . . . . . . . . . . .     829,269           829,269

Shares Voted Against   . . . . . . . . . . . . .      16,000            16,000


                              ARTICLE III
                   COMPLIANCE WITH LEGAL REQUIREMENTS

      The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the IBCL, the Articles of Incorporation, and the By-Laws of the Corporation.















                                   2